SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

February 17, 2004

Date of Report (Date of Earliest Event Reported)

THE PEOPLES HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Mississippi	1-13253	64-0676974
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Identification Number)
of Incorporation)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number: (662)680-1001

ITEM 5: OTHER EVENTS AND REQUIRED FD DISCLOSURE.

At the close of business on February 17, 2004, The Peoples Holding Company issued a press release announcing the signing of a definitive agreement to acquire Renasant Bancshares, Inc. of Germantown, Tennessee. The press release is filed as Exhibit 99.1 to this Form 8-K. The press release was also filed with the Securities Exchange Commission under Rule 425 under the Securities Act of 1933, as amended.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	The following exhibit is filed herewith:
99.1 Press Release, dated February 17, 2004, issued by The Peoples Holding Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES HOLDING COMPANY
Registrant

DATE: February 17, 2004	/s/ E. Robinson McGraw
E. Robinson McGraw
President & Chief Executive Officer

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated February 17, 2004, issued by The Peoples Holding Company.